Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated December 8, 2020, relating to the financial statements of Motive Capital Corp as of October 2, 2020 and for the period from September 28, 2020 (inception) through October 2, 2020, appearing in Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-250947.

/s/ WithumSmith+Brown, PC

New York, New York
December 10, 2020